UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                  FORM S-8


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                      NEW ENGLAND BUSINESS SERVICE, INC.
            (Exact name of registrant as specified in its charter)

               Delaware                                04-2942374
     (State or other jurisdiction of       (IRS Employer Identification number)
     incorporation or organization)

           500 Main Street                              01471
        Groton, Massachusetts                         (Zip Code)
(Address of principal executive offices)





          NEBS 1994 KEY EMPLOYEE AND ELIGIBLE DIRECTOR STOCK OPTION
                      AND STOCK APPRECIATION RIGHTS PLAN
   -----------------------------------------------------------------------

         NEW ENGLAND BUSINESS SERVICE, INC. STOCK COMPENSATION PLAN
   -----------------------------------------------------------------------
                       (Full title of the plans)

       Russell V. Corsini, Jr., Vice President, Chief Financial Officer
                     New England Business Service, Inc.
                              500 Main Street
                        Groton, Massachusetts 01471
   -----------------------------------------------------------------------
                  (Name and address of agent for service)


                             (508) 448-6111
   -----------------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                       Calculation of Registration Fee
- --------------------------------------------------------------------------------------------------------------
                                                                      Proposed
                                                Proposed               maximum
Title of securities       Amount to be      maximum offering      aggregate offering           Amount of
 to be registered          registered       price per share <F1>        price <F1>          registration fee
- --------------------------------------------------------------------------------------------------------------

  Common Stock             1,500,000            $18.75              $28,125,000                $9,698.27
($1.00 par value)



<F1>
Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457 upon the basis of the average of the high and low prices of the registrant's Common Stock as reported on the NASDAQ National Market System on October 24, 1994.

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.     Incorporation of Documents by Reference.
                 ----------------------------------------
     The documents listed below are incorporated by reference herein: (a) the Annual Report on Form 10-K of New England Business Service, Inc. (the "Company") for the year ended June 24, 1994; (b) the Company's Current Report on Form 8-K dated October 20, 1994; (c) the description of the Company's capital stock contained in its Registration Statement under Section 12(g) of Securities Exchange Act of 1934 on Form 8-A, filed on October 31, 1977 including any amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such report or document.

     Item 4.     Description of Securities.
                 --------------------------
     Not applicable.

     Item 5.     Interests of Named Experts and Counsel.
                 ---------------------------------------
     Certain legal matters relating to the shares of Common Stock, $1.00 par value, of the Company to be issued pursuant to the NEBS 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan and the New England Business Service, Inc. Stock Compensation Plan have been passed upon for the Company by Hill & Barlow, a Professional Corporation, One International Place, Boston, Massachusetts 02110. Benjamin H. Lacy, of counsel to that firm, is a director and chairman of the Organization and Compensation Committee of the Board of Directors of the Company and beneficially owns 15,000 shares of the Company's Common Stock.


     Item 6.     Indemnification of Directors and Officers.
                 ------------------------------------------
     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of officers and directors subject to certain limitations. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceedings, if he had no reasonable cause to believe his conduct was unlawful. Article 11 of the Company's By-laws provide that it shall indemnify its officers and directors to the extent permitted by law.

     The Company has a directors' and officers' liability insurance policy wherein the directors and officers of the Company are insured against loss arising from any claim or claims which may be made against them, jointly or severally, during the policy period by reason of any wrongful act in their respective capacities up to $10,000,000. The policy is subject to a deductible of $500,000 payable by the Company. The Company also has insurance covering its directors, officers, and employees for breach of any fiduciary duty imposed by the Employee Retirement Income Security Act of 1974 upon fiduciaries as defined under the Act, with a single limit of $5,000,000 each policy year.

     Item 7.     Exemption from Registration Claimed.
                 ------------------------------------
     Not applicable.

     Item 8.     Exhibits.
                 ---------
     See Exhibit Index.

     Item 9.     Undertakings.
                 -------------
     A.     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
            (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
            Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the intial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Groton, Commonwealth of Massachusetts on October 28, 1994.

                                        NEW ENGLAND BUSINESS SERVICE, INC.
                                        (Registrant)

                                        By:  /s/ William C. Lowe
                                             -------------------
                                             William C. Lowe, President and
                                             Chief Executive Officer

                             POWER OF ATTORNEY
                             -----------------

     Each person whose signature appears below constitutes and appoints William C. Lowe, Russell V. Corsini, Jr. and Benjamin H. Lacy and each of them singly his lawful attorneys with full power to them and each of them singly to sign for him in his name in the capacity indicated below this registration statement on Form S-8 and any and all amendments hereto, hereby ratifying and confirming his signature as it may be signed by his said attorneys to this registration statement and any and all amendments hereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.


         Name                          Title                      Date
         ----                          -----                      ----

/s/ Richard H. Rhoads           Chairman and Director       October 28, 1994
- ---------------------------
    Richard H. Rhoads

/s/ William C. Lowe             President, Chief Executive  October 28, 1994
- ---------------------------     Officer and Director
    William C. Lowe

/s/ Peter A. Brooke             Director                    October 28, 1994
- ---------------------------
    Peter A. Brooke

/s/ Benjamin H. Lacy            Director                    October 28, 1994
- ---------------------------
    Benjamin H. Lacy

/s/ Robert J. Murray            Director                    October 28, 1994
- ---------------------------
    Robert J. Murray

/s/ Frank L. Randall, Jr.       Director                    October 28, 1994
- ---------------------------
    Frank L. Randall, Jr.

/s/ Jay R. Rhoads, Jr.          Director                    October 28, 1994
- ---------------------------
    Jay R. Rhoads, Jr.

/s/ Robert Ripp                 Director                    October 28, 1994
- ---------------------------
    Robert Ripp

/s/ Russell V. Corsini, Jr.     Principal Financial and     October 28, 1994
- ---------------------------     Accounting Officer
    Russell V. Corsini, Jr.

                                  EXHIBIT INDEX
                                  -------------

   Exhibit                                    Title
   -------                                    -----

    (3.1) Certificate of Incorporation of the Company, dated August 26, 1986. (Incorporated by reference to the Company's Current Report on Form 8-K dated
                           October 31, 1986).

    (3.2) Certificate of Merger of New England Business Service, Inc. (a Massachusetts corporation) and the Company, dated October 24, 1986 amending the Certificate of Incorporation of the Company by adding Articles 14 and 15 thereto. (Incorporated by reference to the Company's Current Report on Form 8-K dated October 31, 1986).

    (3.3)                  By-Laws of the Company, as amended to date.
                           (Incorporated by reference to Exhibit (3)(c) to the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1990, filed September 14, 1990).

    (4) Specimen stock certificate for shares of Common Stock, par value $1.00 per share. (Incorporated by reference to the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 2-72662)).

    (5)                    Opinion of Hill & Barlow, a Professional
                           Corporation.

    (23.1) Consent of Hill & Barlow, a Professional Corporation (included in Exhibit 5).

    (23.2)                 Consent of Deloitte & Touche LLP.

    (24)                   Powers of Attorney (included above in
                           Part II of this Registration Statement).